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                                                                   EXHIBIT 21.01


                              LIST OF SUBSIDIARIES

ENTITY                                  JURISDICTION OF INCORPORATION
------                                  -----------------------------
Ocular Sciences Puerto Rico, Inc.       Delaware

Ocular Sciences Canada, Inc.            Province of New Brunswick

Ocular Sciences Limited                 United Kingdom
(formerly Precision Lens
Laboratories Ltd.)

Ocular Sciences Hungary Ltd.            Budapest, Hungary

Precision Lens Manufacturing            Barbados
& Technology, Inc.